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                                                                     EXHIBIT 21


EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

                          Carson Alexiou Corporation
                    3001 Redhill Ave. Bldg. III, Suite 208
                         Costa Mesa, California  92626

                     State of Incorporation: Massachusetts



                                 Novalog, Inc.
                          151 Kalmus Drive, Suite K-1
                         Costa Mesa, California  92626

                       State of Incorporation: Delaware



                             3D Microsystems, Inc.
                     3001 Redhill Ave. Bldg.III, Suite 208
                         Costa Mesa, California  92626

                       State of Incorporation: Delaware